Smith Barney Futures Management LLC
                         388 Greenwich Street, 7th Floor
                          New York, New York 10013-2396

June 11, 2001


Stonebrook Capital Management, Inc.
17 State Street - 38th Floor
New York, N.Y. 10004

Attention:  Mr. Jerome Abernathy

     Re: Management Agreement Renewals

Dear Mr. Abernathy:

     We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the "Management Agreements"). We are extending the term of the Management Agreements through June 30, 2002 and all other provisions of the Management Agreements will remain unchanged.

o        Smith Barney Diversified Futures Fund L.P.
o        Smith Barney Diversified Futueres Fund L.P. II
o        Smith Barney Stonebrook FX Fund plc.

     Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel McAuliffe at the address above or fax to 212-723-8985. If you have any questions I can be reached at 212-723-5435.

Very truly yours,

SMITH BARNEY FUTURES MANAGEMENT LLC


By:       /S/  Daniel R. McAuliffe, Jr.
         ------------------------------------
         Daniel R. McAuliffe, Jr.
         Chief Financial Officer & Director

AGREED AND ACCEPTED

STONEBROOK CAPITAL MANAGEMENT , INC.

By:        /S/   Jerome Abernathy
         -----------------------------------
Print Name:  Mr. Jerome Abernathy
             -------------------------------
              Chief Financial Officer

DRMcA/sr